SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                       __________________

                            FORM 8-K / A


                         CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Act of 1934



  Date of Report (Date of earliest event reported): May 10, 2002


                      Portage Partners, Ltd.
     (Exact name of registrant as specified in its charter)


        Nevada             000-322811             76-0616473
   (State or other         (Commission         (I.R.S. Employer
     Jurisdiction         File Number)        Identification No.)
  of incorporation)




  #400, 601 W. Broadway, Vancouver, BC, Canada       V5Z 4C2
  (Address of principal executive offices)
  (Zip Code)


  Registrant's telephone number, including area code:
  (604)  675 - 6930









  ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

  On May 10, 2002, the Registrant filed a form 8-K announcing an acquisition agreement with DealBuzz, a private Nevada corporation. Under terms of the agreement, the Registrant agreed to acquire the assets and assume all of the liabilities of DealBuzz in exchange for the issuance of 2,000,000 treasury shares of the Registrant.



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  The transfer did not conclude at the time proposed by the
  Agreement dated May 10, 2002 and the parties mutually agreed that the Agreement be cancelled and that the transaction not proceed. Accordingly the transaction has been cancelled in its entirety.



                             SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   PORTAGE PARTNERS, LTD.

  July 6, 2004           By:   /s/   J.P. Beehner
              Name:     J.P. Beehner
              Title:       President

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